Exhibit 32.2

Certification of Chief Financial Officer

Certification Pursuant To 18 U.S.C. Section 1350,

Created by Section 906

of The Sarbanes-Oxley Act of 2002

The undersigned officer of FileNet Corporation (the “Company”), hereby certifies, to such officer’s knowledge, that:

(i)        the accompanying Quarterly Report on Form 10-Q of the Company for the fiscal period ended June 30, 2005 (the “Report”) fully complies with the requirements of Section 13(a) or Section 15(d), as applicable, of the Securities Exchange Act of 1934, as amended; and

(ii)        the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: August 9, 2005
/s/ Sam M. Auriemma

Sam M. Auriemma

Executive Vice President

Chief Financial Officer

(Principal Financial Officer)